EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 24, 2008, relating to the consolidated financial statements and financial statement schedule of Frederick’s of Hollywood Group Inc. and subsidiaries (the “Company”) as of and for the year ended July 26, 2008, which appears in the Company’s July 25, 2009 Annual Report on Form 10-K.

/s/   25 MAD LIQUIDATION CPA, P.C.
(formerly known as Mahoney Cohen & Company, CPA, P.C.)
New York, New York
November 25, 2009